Exhibit 99.1

ChromaDex announces an exclusive worldwide patent license and research agreement with The Scripps Research Institute to identify the potential role of NIAGEN® in treating breast cancer

IRVINE, Calif., June 12, 2017 (GLOBE NEWSWIRE) -- ChromaDex Corp. (NASDAQ: CDXC), an innovator of proprietary health, wellness and nutritional ingredients that creates science-based solutions for dietary supplement, food and beverage, skin care, sports nutrition, and pharmaceutical products announced today that it has signed a new, exclusive patent license and research agreement with The Scripps Research Institute (TSRI), gaining access to groundbreaking, pre-clinical discoveries by Dr. Brunie Felding.

Dr. Felding’s patented discoveries include the enhancement of NAD+ metabolism through treatment with NAD+ precursors to potentiate the effects of endocrine therapy in breast cancer, inhibit resistance of breast cancer cells to endocrine therapy, and re-instate sensitivity in breast cancer cells that are unresponsive to endocrine treatments such as Tamoxifen. The research agreement will build upon the previous material transfer agreement, and if successful, will yield the data and tools required for the development of a clinical trial evaluating a novel combination therapy consisting of nicotinamide riboside (NR) and endocrine therapy in the treatment of breast cancer.

This acquisition brings the total number of patents and patents pending relating to nicotinamide riboside, owned or exclusively licensed by ChromaDex, to 16.

ChromaDex Founder and CEO, Frank Jaksch, stated, “TSRI was one of the first institutions we signed a material transfer agreement with on NR back in 2013. It’s great to see that TSRI’s discoveries have now sparked a collaborative partnership that could lead to another drug application.”

ChromaDex Scientific Affairs Director, Amy Boileau commented, “Though the research is still early stage, the findings by Dr. Felding and her team are remarkable. We are thrilled to expand our partnership with TSRI and continue advancing research that holds great promise for improved treatment of breast cancer.”

The TSRI team is equally pleased to build upon the existing partnership. “Our research indicates that normalizing tumor cell metabolism could very efficiently enhance cancer therapy,” said Dr. Felding. “The planned studies may identify a novel way to enhance treatment responses and improve the quality of life for cancer patients.”

This new research program adds to a robust, existing lineup of over 100 collaborative research studies with leading universities and research institutions, representing an estimated $50 million in NR research. Being publicly traded on NASDAQ, ChromaDex gives the public an opportunity to invest in the business of science-based technologies that promote healthy aging and longevity. For more information on ChromaDex, visit www.chromadex.com.

About ChromaDex:
ChromaDex leverages its complementary business units to discover, acquire, develop and commercialize patented and proprietary ingredient technologies that address the dietary supplement, food, beverage, skin care and pharmaceutical markets. In addition to our ingredient technologies unit, we also have business units focused on natural product fine chemicals (known as "phytochemicals"), chemistry and analytical testing services, and product regulatory and safety consulting. As a result of our relationships with leading universities and research institutions, we are able to discover and license early stage, IP-backed ingredient technologies. We then utilize our in-house chemistry, regulatory and safety consulting business units to develop commercially viable ingredients. ChromaDex’s current proprietary ingredient portfolio is backed with clinical and scientific research, as well as extensive IP protection. In addition to NIAGEN® nicotinamide riboside; pTeroPure® pterostilbene; PURENERGY®, a caffeine-pTeroPure® co-crystal; IMMULINA™, a spirulina extract; and AnthOrigin™, anthocyanins derived from a domestically-produced, water-extracted purple corn husk.

Forward-Looking Statements:
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, including statements related to the discoveries and research by Dr. Felding, the potential role of NIAGEN® in treating breast cancer, the potential for future clinical trials and drug applications, whether normalizing cell metabolism may enhance cancer therapy, and the results of the NIAGEN® studies and their significance. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as "expects", "anticipates", "intends", "estimates", "plans", "potential", "possible", "probable", "believes", "seeks", "may", "will", "should", "could" or the negative of such terms or other similar expressions. More detailed information about ChromaDex and the risk factors that may affect the realization of forward-looking statements is set forth in ChromaDex's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, ChromaDex's Quarterly Reports on Form 10-Q and other filings submitted by ChromaDex to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and actual results may differ materially from those suggested by these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and ChromaDex undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

ChromaDex Public Relations Contact:
Breah Ostendorf, Director of Marketing
949-537-4103
breaho@chromadex.com

ChromaDex Investor Relations Contact:
Andrew Johnson, Director of Investor Relations
949-419-0288
andrewj@chromadex.com

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